Exhibit 10.4
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of February 1, 2011, by and among MedicalWork, LLC, a Georgia limited liability company (“MedicalWork”), and Generation Zero Group, Inc., a Nevada corporation (“GNZR”) (jointly and severally known as the “Company”) and JEFFREY E. SISK, an individual resident of the state of Florida (the “Secured Party”).  Each holder of the Note and their respective endoresees, transferees and assigns is a Secured Party under this Agreement. (GNZR and MedicalWork are also referred to herein together as the “Debtor”).

W I T N E S S E T H:

WHEREAS, the Secured Party has entered into a Promissory Note on this same date with the Debtor (the “Note”) in an aggregate amount of $3,950,000; and

WHEREAS, in order to induce the Secured Party to enter into the Note, the Debtor has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a security interest in certain property of Debtor to secure the prompt payment, performance and discharge in full of all of Debtor’s obligations under the Note; and

WHEREAS, the security interest granted hereunder is subordinated to the security interest granted by Company in connection with that certain $250,000.00 promissory note from the Company to Geronimo Property Trust, a Nevada trust (the “Senior Lender”) issued on or about the date hereof (the “Senior Note”), as provided in that certain Subordination Agreement of even date hereof by and among the Company, the Senior Lender and the Secured Party (the “Subordination Agreement”), to which this Security Agreement is subject.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means those items listed in Exhibit A attached.

(b) “Obligations” means all of the Debtor’s obligations under this Agreement and the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(c) “UCC” means the Uniform Commercial Code, as currently in effect in the State of Georgia.

2. Grant of Security Interest.  As an inducement for the Secured Party to enter into the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).  The Security Interest is intended to be a second lien security interest in the Collateral, subject to the security interest of the Senior Lender as provided in the Subordination Agreement, and may be evidenced by the Secured Party’s filing of one (1) or more UCC financing statements in jurisdictions deemed reasonable and/or proper by Secured Party in its sole and absolute discretion, at Company’s sole cost and expense.  To the extent Debtor is required to execute any documentation in furtherance of such filing or so as to otherwise effectuate the intention of this Agreement (as reasonably determined by Secured Party), Debtor shall timely execute such documentation and deliver the same to Secured Party.

3. Representations, Warranties, Covenants and Agreements of the Company.  The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows (in each case subject to the Subordination Agreement):

(a) The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company and no further action is required by the Company.  This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(b) The Company is the sole owner of the Collateral, and except for the security interest held by the Senior Lender as security for the Senior Note, the Collateral is free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral.  There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the  Collateral.  So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).  GNZR has an existing blanket security interest against its assets, and the security interest granted hereunder is a purchase money security interest which is expressly permitted to be senior to the pre-existing security interest affecting GNZR’s other assets.

(c) No part of the Collateral has been judged invalid or unenforceable.  No written claim has been received that any Collateral or the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(d) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations, subordinate only to the security interest of the Senior Lender as security for the Senior Note.

(e) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound.  No consent (including, without limitation, from stock holders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

(f) The Company shall safeguard and protect all Collateral for the account of the Secured Party.  At the request of the Secured Party, the Company will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(g) The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

(h) The Company shall promptly execute and deliver to the Secured Party such further assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time reasonably request to perfect, protect or enforce its security interest in the Collateral.

(i) The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

(j)   Covenants Concerning Debtor's Legal Status. The Debtor covenants with the Secured Party as follows: (a) without providing at least 30 days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number, and (c) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

4. Defaults.  The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Note) under the Note; and

(b) The failure by the Company to observe or perform any of its material obligations hereunder for ten (10) days after receipt by the Company of notice of such failure from the Secured Party.

5. Rights and Remedies Upon Default.  Except as provided in the Note and/or the Subordination Agreement, upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located).  Without limitation, but subject to the Subordination Agreement, the Secured Party shall have the following rights and powers:

(a) The Secured Party shall have the right to take possession of the Collateral.

(b) The Secured Party shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

6. Applications of Proceeds.  Except as provided in the Subordination Agreement, the proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 10% per annum (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.  To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

7. Costs and Expenses.  The Debtor agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing which may be required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party.  The Debtor shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  The Debtor will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Notes.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

8. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes, or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes, or any other agreement entered into in connection with the foregoing; (c)  any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Debtor, or a discharge of all or any part of the Security Interest granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  The Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  The Debtor waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to pursue any other remedy.  The Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

9. Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been made in full and all other Obligations have been paid or discharged.  Upon such termination, the Secured Party, at the request and at the expense of the Debtor, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

10. Power of Attorney; Further Assurances.

(a) Subject to the Subordination Agreement, the Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Debtor’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) to sign and endorse any UCC financing statement, assignments, verifications and notices relating to the Collateral; (ii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iii) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (iv) generally, to do, at the option of the Secured Party, and at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, and the Notes, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b) Subject to the Subordination Agreement, the Company hereby irrevocably appoints the Secured Party as the Debtor’s attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Company, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

11. Notices.  All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to the Company:	Generation Zero Group, Inc.
Attn: M. Krieg
180 Allen Road
Suite 105N
Atlanta GA 30328
Phone: (770) 450-0007
Fax: (713) 524-4122

With copies to:	The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, TX 77401
Attention: David M. Loev, Esq.
Telephone: (713) 524-4110
Facsimile: (713) 524-4122

If to the Secured Party:	Jeffrey E. Sisk
199 Daisy Street
Homosassa, FL 34446
Telephone: (352) 212 0403
Facsimile: (352) 382-1748
with copies to:

Friedman, Dever & Merlin, LLC
Attn: Sheldon E. Friedman, Esq
5555 Glenridge Connector, N.E.
Suite 925, Glenridge Highlands One
Atlanta, GA 30342
Telephone: (404) 236-8604
Facsimile: (404) 236-8601

12. Miscellaneous.

(a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement and the other documents and instruments referenced herein constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.  Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) This Agreement shall be construed in accordance with the laws of the State of Georgia, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of Georgia in which case such law shall govern.  Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any Georgia State or United States Federal court sitting in Fulton county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Georgia State or Federal court.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto further waive any objection to venue in the State of Georgia and any objection to an action or proceeding in the State of Georgia on the basis of forum non conveniens.

(i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION.  THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

MEDICALWORK:	GNZR:

MEDICALWORK, LLC	GENERATION ZERO GROUP, INC. By: Generation Zero Group, Inc.

By: /s/ Matthew D. Krieg	By: /s/ Matthew D. Krieg
Matthew D. Krieg, CEO	Matthew D. Krieg, CEO

SECURED PARTY:

/s/ Jeffrey E. Sisk
Jeffrey E. Sisk

[Signature page – Security Agreement]

EXHIBIT A

COLLATERAL

The Collateral shall consist of all now owned and hereafter acquired and wherever located personal property of Medicalwork, LLC, including, without limitation, the property identified below, each capitalized term as defined in Article 9 of the Uniform Commercial Code, as enacted in the State of Georgia:

(i)	Accounts, including all contract rights;

(ii)	Inventory, including all returned inventory;

(iii)	Equipment, including all Accessions thereto, and all manufacturers’ warranties, parts and tools therefor;

(iv)	Investment Property;

(v)	Instruments, including all promissory notes and certificated certificates of deposit;

(vi)	Deposit Accounts;

(vii)	Chattel Paper (whether tangible or electronic);

(viii)	Goods, including all Fixtures and timber to be cut;

(ix)	Letter of Credit Rights;

(x)	Documents of Title, including all warehouse receipts and bills of lading;

(xi)	Money, including currency and/or rare coins delivered to and in possession of the Secured Party;

(xii)	Supporting Obligations;

(xiii)	Any and all revenue, rent or other income or proceeds derived under any agreement;

(xiv)	All technology, customer lists, and pricing information used in connection with the physicianwork.com business;

(xv)
General Intangibles, including all Payment Intangibles, copyrights, trademarks, patents, trade names, tax refunds, company records (paper and electronic), rights under equipment leases, warranties, software licenses, and domain names and URL’s, including, without limitation, the domain names and URL’s listed below, and all accounts receivable, trademarks, goodwill, Accounts, Instruments, General Intangibles, Payment Intangibles and proceeds arising from, associated with or related to the use of the domain names and URL’s listed below; and

alliedhealthwork.com
alliedhealthwork.net
alliedhealthwork.org
anwork.com
badgework.com
bankingwork.com
bankingwork.net
bankingwork.org
bankwork.com
bankwork.net
bankwork.org
blindcv.com
clinicwork.com
dentistwork.com
dentistwork.net
doctorwork.com
doctorwork.net
doctorwork.org
fpwork.com
j1md.com
locumtenenswork.com
locumtenenswork.net
locumtenenswork.org
MedCapades.com
MedCapades.net
MedCapades.org
MedCapades.mobi
MedCapades.us
MedCapades.co
MedCapades.me
MedCapades.biz
mdplacement.com
mdtemp.com
medicalwork.com
medicalwork.org
medicinework.net
pedwork.com
physicianjobs.com
physiciansurvey.com
physiciansurvey.net
physiciansurvey.org
physicianwork.biz
physicianwork.com
physicianwork.info

physicianwork.net
physicianwork.org
practicework.com
radstaffmd.com
rnwork.com
rnwork.net
rnwork.org
rxwork.com
rxwork.net
rxwork.org
skinwork.com
staffdoc.com
staffmd.com
staffmd.net
staffmd.org
staffphysician.com
staffphysicians.com
tempmd.com

        (xvi)  to the extent not listed above as original collateral, all proceeds (cash and non-cash) and products of the foregoing.